                                                                    EXHIBIT 99.2

Valuation and Qualifying Accounts
For the Years Ended September 28, 1997, September 27, 1998 and October 3, 1999

1999

                            Balance at the     Opening             Charged         Charged                            Balance at
                             Beginning of    Balances of              to             to                               the End of
                                Period       Acquisitions          Expense         Assets           Deductions          Period
                            --------------   ------------          -------         -------          ----------        ----------
     Description
Allowance for
   doubtful accounts        $    2,860,214   $    334,686         $1,910,310      $(750,869)        $  (811,431)      $3,542,910

Reserve for obsolete
   inventory                $      761,844                        $  400,334      $  (2,640)                          $1,159,538

Reserve on sales and
   returns                  $    1,081,936   $     26,100         $3,073,744      $(434,527)        $(1,205,949)      $2,541,304

Deferred tax valuation
   allowance                $    3,055,000                        $1,804,000                                          $4,859,000

1998

                            Balance at the     Opening             Charged        Charged                             Balance at
                             Beginning of    Balances of              to             to                               the End of
                                Period       Acquisitions          Expense         Assets           Deductions          Period
                            --------------   ------------          -------        -------           ----------        ----------
   Description
Allowance for
   doubtful accounts        $    1,366,692   $    647,477         $1,248,596      $  73,601         $  (476,317)      $2,860,049

Reserve for obsolete
   inventory                $      971,543   $      7,040                                           $  (216,739)      $  761,844

Reserve on sales and
   returns                  $    1,066,517                        $4,008,502                        $(3,993,083)      $1,081,936

Deferred tax valuation
   allowance                $      918,000                        $2,137,000                                          $3,055,000

1997

                            Balance at the     Opening             Charged        Charged                             Balance at
                             Beginning of    Balances of              to             to                               the End of
                                Period       Acquisitions          Expense         Assets           Deductions          Period
                            -------------    ------------          -------        -------           ----------        ----------
   Description
Allowance for
   doubtful accounts        $   1,421,027                         $   63,766      $ 319,216         $  (437,317)      $1,366,692

Reserve for obsolete
   inventory                $     490,988                         $  397,543      $ 300,000         $  (216,988)      $  971,543

Reserve on sales and
   returns                  $   1,075,236                         $3,009,944      $ 439,846         $(3,458,509)      $1,066,517

Deferred tax valuation
   allowance                $     370,000                         $  918,000                        $  (370,000)      $  918,000

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